Exhibit 99.1
Lyft Announces Second Quarter Results
Results reflect strong cost management and execution in challenging environment
Ended quarter with $2.8 billion of unrestricted cash, cash equivalents and short-term investments

SAN FRANCISCO, CA, August 12, 2020 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its second quarter ended June 30, 2020.

“While rideshare rides in the quarter were down significantly year-over-year, we are encouraged by the recovery trends we are beginning to see, with monthly rideshare rides in July up 78% compared to April,” said Logan Green, co-founder and chief executive officer of Lyft. “Lyft’s second quarter results reflect an operating environment that was not only challenging for our core ridesharing business, but also for our valued riders and drivers and the communities we serve. Our performance reinforces our belief that Lyft is taking on the critical work necessary to emerge from the crisis as a stronger company.”

Second Quarter 2020 Financial Highlights
•Lyft reported Q2 revenue of $339.3 million versus $867.3 million in the second quarter of 2019, a decrease of 61 percent year-over-year.
•In April 2020, Lyft announced a restructuring effort to reduce operating expenses and adjust cash flows. Our restructuring charges in the second quarter of 2020 included $32.1 million of severance and related employee benefit costs and $3.1 million of lease terminations and other costs. Lyft also incurred a stock-based compensation benefit primarily related to the reversal of previously recognized stock-based compensation expenses for unvested awards of $49.8 million, resulting in a net restructuring benefit of $14.5 million.
•Net loss for Q2 2020 was $437.1 million versus a net loss of $644.2 million in the same period of 2019. Net loss for Q2 includes $110.8 million of stock-based compensation and related payroll tax expenses (inclusive of the restructuring benefit described in the above bullet), $17.4 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and the net restructuring benefit noted above. Net loss margin for Q2 was 128.8 percent compared to 74.3 percent in the second quarter of 2019.
•Adjusted net loss for Q2 2020 was $265.8 million versus an adjusted net loss of $197.3 million in the second quarter of 2019. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, costs related to the transfer of certain legacy auto insurance liabilities, expenses related to acquisitions, and restructuring charges.
•Lyft reported Contribution for Q2 2020 of $117.3 million versus $398.9 million in the second quarter of 2019, down 71 percent year-over-year. Contribution Margin for Q2 decreased to 34.6 percent from 46.0 percent in the second quarter of 2019.
•Adjusted EBITDA loss for Q2 2020 was $280.3 million, an increase of $76.2 million compared to Adjusted EBITDA loss of $204.1 million in the second quarter of 2019, but an improvement of $44.7 million compared to the Company’s prior outlook for Adjusted EBITDA loss of $325 million for the second quarter of 20201. Adjusted EBITDA loss Margin for Q2 2020 was 82.6 percent versus 23.5 percent in the second quarter of 2019.
•Lyft reported $2.8 billion of unrestricted cash, cash equivalents and short-term investments at the end of the second quarter of 2020.
1 Company outlook for Adjusted EBITDA for the second quarter of 2020 as reported on Form 8-K filed June 2, 2020.

•In May 2020, Lyft issued $747.5 million aggregate principal amount of 1.50% convertible senior notes due 2025. The net proceeds from this offering were approximately $733.2 million, after deducting the discounts and commissions and debt issuance costs. In connection with the issuance of the convertible senior notes, Lyft entered into privately negotiated capped call transactions at a cost of approximately $132.7 million.

	Fiscal 2019	Fiscal 2020	year-over-year
	Q2	Q2	change
Active Riders (in thousands)	21,807	8,688	(60)%
Revenue per Active Rider	$39.77	$39.06	(2)%
Revenue (in millions)	$867.3	$339.3	(61)%

"In Q2, we successfully limited our Adjusted EBITDA loss, outperforming the outlook we shared on our Q1 call by more than 20%. We continued to take aggressive actions to reduce costs and increase our underlying unit economics in the quarter, which has put Lyft on track to achieve $300 million of annualized fixed cost savings by the end of the year,” said Brian Roberts, chief financial officer of Lyft. “These steps position the Company to achieve adjusted EBITDA profitability with 20 - 25% fewer rides than originally contemplated in our fourth quarter 2021 target.”

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter account (@lyft), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/@LyftLevel5, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Lyft’s future financial and operating performance, including the effect of the COVID-19 pandemic and related impact on Lyft’s business, Lyft’s future profitability and timing for achievement of profitability, Lyft’s cost reductions, cost savings and expected expenses for 2020 and the expected impact of these cost reductions on Lyft’s business and future financial performance, and trends in Lyft’s business, in particular recovery in rides, and the sufficiency of Lyft’s unrestricted cash, cash equivalents, and short-term investments. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K that was filed with the SEC on February 28, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities and cost related to acquisitions; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest expense, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges as well as, if applicable, costs related to acquisitions and costs related to the transfer of certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020, we announced a restructuring effort to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on our business. We believe the costs associated with the restructuring do not reflect current period performance of our ongoing operations. We believe the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Loss is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Loss amounts.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from adjusted net loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Shawn Woodhull	Alexandra LaManna
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$841,061	$358,319
Short-term investments	1,934,876	2,491,805
Prepaid expenses and other current assets	320,269	397,239
Total current assets	3,096,206	3,247,363
Restricted cash and cash equivalents	210,343	204,976
Restricted investments	971,831	1,361,045
Other investments	10,000	—
Property and equipment, net	353,576	188,603
Operating lease right-of-use assets	297,173	441,258
Intangible assets, net	79,705	82,919
Goodwill	182,797	158,725
Other assets	12,814	6,494
Total assets	$5,214,445	$5,691,383
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$48,236	$38,839
Insurance reserves	943,636	1,378,462
Accrued and other current liabilities	939,410	939,865
Operating lease liabilities — current	48,282	94,199
Total current liabilities	1,979,564	2,451,365
Operating lease liabilities	293,017	382,077
Long-term debt, net of current portion	623,360	—
Other liabilities	21,945	3,857
Total liabilities	2,917,886	2,837,299
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of June 30, 2020 and December 31, 2019; no shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of June 30, 2020 and December 31, 2019; 303,273,200 and 293,793,151 Class A shares issued and outstanding, as of June 30, 2020 and December 31, 2019, respectively; 100,000,000 Class B shares authorized, 8,802,629 Class B shares issued and outstanding, as of June 30, 2020 and December 31, 2019	3	3
Additional paid-in capital	8,674,208	8,398,927
Accumulated other comprehensive income	5,104	2,725
Accumulated deficit	(6,382,756)	(5,547,571)
Total stockholders’ equity	2,296,559	2,854,084
Total liabilities and stockholders’ equity	$5,214,445	$5,691,383

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$339,345	$867,265	$1,295,057	$1,643,292
Costs and expenses
Cost of revenue	251,355	630,136	793,774	1,092,993
Operations and support	98,610	151,975	232,392	339,210
Research and development	203,101	309,833	461,840	940,793
Sales and marketing	51,822	180,951	248,259	456,080
General and administrative	221,954	267,286	460,394	644,022
Total costs and expenses	826,842	1,540,181	2,196,659	3,473,098
Loss from operations	(487,497)	(672,916)	(901,602)	(1,829,806)
Interest expense	(6,537)	—	(8,044)	—
Other income (expense), net	12,123	29,668	31,292	49,468
Loss before income taxes	(481,911)	(643,248)	(878,354)	(1,780,338)
Provision for income taxes	(44,799)	991	(43,169)	2,374
Net loss	$(437,112)	$(644,239)	$(835,185)	$(1,782,712)
Net loss per share, basic and diluted	$(1.41)	$(2.23)	$(2.72)	$(11.38)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	309,213	288,372	306,857	156,647
Stock-based compensation included in costs and expenses:
Cost of revenue	$4,456	$15,058	$14,180	$56,548
Operations and support	1,499	8,221	5,632	59,624
Research and development	52,233	182,918	147,781	689,124
Sales and marketing	4,455	12,133	9,205	57,244
General and administrative	43,160	74,908	88,983	290,184

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(835,185)	$(1,782,712)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	79,936	54,215
Stock-based compensation	265,781	1,152,724
Amortization of premium on marketable securities	1,735	151
Accretion of discount on marketable securities	(11,784)	(21,357)
Amortization of debt discount and issuance costs	4,120	—
Deferred income tax	(46,324)	—
Loss on disposal of assets	13,957	—
Other	2,301	7,463
Changes in operating assets and liabilities
Prepaid expenses and other assets	71,285	(79,712)
Operating lease right-of-use assets	33,449	39,951
Accounts payable	4,237	(22,403)
Insurance reserves	(434,827)	397,107
Accrued and other liabilities	(89,635)	212,083
Lease liabilities	(17,694)	(27,021)
Net cash used in operating activities	(958,648)	(69,511)
Cash flows from investing activities
Purchases of marketable securities	(2,221,963)	(3,581,779)
Purchase of non-marketable security	(10,000)	—
Purchases of term deposits	(363,811)	(105,000)
Proceeds from sales of marketable securities	447,939	647,138
Proceeds from maturities of marketable securities	2,953,281	1,391,360
Proceeds from maturity of term deposit	142,811	—
Purchases of property and equipment and scooter fleet	(56,235)	(68,285)
Cash paid for acquisitions, net of cash acquired	(12,440)	(1,801)
Other investing activities	974	780
Net cash provided by (used in) investing activities	880,556	(1,717,587)
Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	—	2,484,230
Repayment of loans	(17,993)	—
Proceeds from issuance of convertible senior notes	734,065	—
Payment of debt issuance costs	(374)	—
Purchase of capped call	(132,681)	—
Proceeds from exercise of stock options and other common stock issuances	14,200	2,541
Taxes paid related to net share settlement of equity awards	(11,199)	(863,955)
Principal payments on finance lease obligations	(18,042)	—
Net cash provided by financing activities	567,976	1,622,816
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(364)	296
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	489,520	(163,986)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	564,465	706,486
End of period	$1,053,985	$542,500

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$841,061	$417,393
Restricted cash and cash equivalents	210,343	122,983
Restricted cash, included in prepaid expenses and other current assets	2,581	2,124
Total cash, cash equivalents and restricted cash and cash equivalents	$1,053,985	$542,500
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$24,137	$11,504
Deferred offering costs accrued, unpaid	—	201
Right-of-use assets acquired under finance and operating leases	27,964	99,550
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	—	5,152,047
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	—	7,690
Purchases of property and equipment financed by seller	3,464	—
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	133,088	—
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	130,089	—

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended June 30,
	2020	2019
Contribution

Revenue	$339.3	$867.3
Less cost of Revenue	(251.4)	(630.1)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	3.7	5.3
Stock based compensation expense	4.5	15.1
Payroll tax expense related to stock-based compensation	0.3	0.2
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	17.4	141.1
Restructuring charges(1)	3.5	—
Contribution	$117.3	$398.9
Contribution Margin	34.6%	46.0%
_______________
(1) Included in restructuring charges is $2.0 million of severance and other employee costs and $1.5 million of other restructuring costs. Restructuring related charges for the stock-based compensation benefit of $4.2 million and payroll taxes related to stock-based compensation of $0.1 million are included on their respective line items.

	Three Months Ended June 30,
	2020	2019
Adjusted EBITDA

Net Loss	$(437.1)	$(644.2)
Adjusted to exclude the following:
Interest expense(1)	7.0	—
Other income (expense), net(2)	(12.1)	(29.7)
Provision for income taxes	(44.8)	1.0
Depreciation and amortization	44.5	31.1
Stock-based compensation expense	105.8	293.2
Payroll tax expense related to stock-based compensation	5.0	3.4
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	17.4	141.1
Costs related to acquisitions	—	—
Restructuring charges(3)	34.0	—
Adjusted EBITDA	$(280.3)	$(204.1)
Adjusted EBITDA Margin	(82.6%)	(23.5%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the convertible senior notes and $0.5 million related to the interest component of vehicle related finance leases.
(2) Includes interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(3) Included in restructuring charges is $31.4 million of severance and other employee costs and $2.6 million related to lease termination and other  restructuring costs. Restructuring related charges for the stock-based compensation benefit of $49.8 million, payroll taxes related to stock-based compensation of $0.7 million and accelerated depreciation of $0.5 million are included on their respective line items.

	Three Months Ended June 30,
	2020	2019
Adjusted Net Loss

Net Loss	$(437.1)	$(644.2)
Adjusted to exclude the following:
Amortization of intangible assets	8.6	9.2
Stock-based compensation expense	105.8	293.2
Payroll tax expense related to stock-based compensation	5.0	3.4
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	17.4	141.1
Costs related to acquisitions	—	—
Restructuring charges (1)	34.5	—
Adjusted Net Loss	$(265.8)	$(197.3)
_______________
(1) Included in restructuring charges is $31.4 million of severance and other employee costs, $2.6 million related to lease termination and other restructuring costs and $0.5 million of accelerated depreciation. Restructuring related charges for the stock-based compensation benefit of $49.8 million and payroll taxes related to stock-based compensation of $0.7 million are included on their respective line items.